As filed with the Securities and Exchange Commission on January 31, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0634715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1070 Technology Drive

North Venice, FL 34275

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan

(Full titles of the plans)

John Kunz

Senior Vice President and

Chief Financial Officer

1070 Technology Drive

North Venice, Florida 34275

(Name and address of agent for service)

(941) 480-1600

(Telephone number, including area code, of agent for service)

Copy to:

Kyoko Takahashi Lin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, PGT Innovations, Inc., a Delaware corporation, (the “Company” or the “Registrant”), is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “SEC”) to register an additional 3,000,000 shares of common stock of the Company, par value $0.01 per share (“Common Shares”), for issuance pursuant to the Amended and Restated PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan (as amended from time to time, the “Plan”) following an amendment to, among other things, increase the number of Common Shares to be granted pursuant to the Plan.

The Registrant previously filed a registration statement on Form S-8 on May 23, 2019 (Registration No. 333- 231721) (the “2019 S-8 Registration Statement”) with the SEC to register 1,550,000 Common Shares, for issuance pursuant to the Plan.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the 2019 S-8 Registration Statement, together with all exhibits filed therewith or incorporated therein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, files reports and other information with the SEC. The following documents, or portions thereof, filed by the Company with the SEC pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K (including the portions of the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders incorporated by reference therein) for the fiscal year ended January 1, 2022;
(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2022, July 2, 2022 and October 1, 2022;
(c)	The Company’s Current Reports on Form 8-K filed by the Company on January 6, 2022, April 14, 2022, June 14, 2022, October 19, 2022, November 7, 2022 (except to the extent that the information therein is furnished and not filed with the SEC); and
(d)	The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the SEC on June 16, 2006, and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) removes from registration all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of any such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of PGT, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2010, Registration No. 000-52059).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PGT, Inc. (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K dated December 14, 2016, filed with the Securities and Exchange Commission on December 19, 2016)

4.3	Amended and Restated By-Laws of PGT Innovations, Inc. (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K dated February 27, 2017, filed with the SEC on March 2, 2017, Registration No. 001-37971).

*5.1	Opinion of Davis Polk & Wardwell LLP.

*23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

*23.2	Consent of Ernst & Young LLP.

*23.3	Consent of KPMG LLP.

*24.1	Powers of Attorney (included as part of signature page).

99	Amended and Restated PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed with the Commission on April 29, 2022 (File No. 001-37971)).

*107	Filing Fee Table.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Venice, State of Florida, on January 31, 2023.

PGT INNOVATIONS, INC.

By:	/s/ John Kunz
John Kunz
Senior Vice President and Chief Financial Officer

KNOW BY ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jeffrey T. Jackson or John Kunz, or either of them, as true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, and to comply with the undertakings of the Registrant made in connection with this Registration Statement, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the date indicated.

Name	Title	Date

/s/ Rodney Hershberger Rodney Hershberger	Chairman of the Board of Directors	January 31, 2023

/s/ Jeffrey T. Jackson Jeffrey T. Jackson	President and Chief Executive Officer (Principal Executive Officer) and Director	January 31, 2023

/s/ John Kunz John Kunz	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2023

/s/ Sheree L. Bargabos Sheree L. Bargabos	Director	January 31, 2023

/s/ Xavier Boza Xavier Boza	Director	January 31, 2023

/s/ Richard D. Feintuch Richard D. Feintuch	Director	January 31, 2023

/s/ Frances Powell Hawes Frances Powell Hawes	Director	January 31, 2023